EXHIBIT 10.4

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of April 24, 2015, among RBC Bearings Incorporated, a Delaware corporation (“Holdings”), Roller Bearing Company of America, Inc., a Delaware corporation (“Borrower”), each of the Subsidiaries listed on the signature pages hereto or that becomes a party hereto pursuant to Section 30 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

WITNESSETH:

WHEREAS, the Borrower is party to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower, the Swingline Lender has agreed to make Swingline Loans and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower and the Restricted Subsidiaries upon the terms and subject to the conditions set forth therein and (b) one or more Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements with Holdings and/or its Subsidiaries;

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), each Pledgor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, the proceeds of the Loans, the issuance of the Letters of Credit and the provision of Secured Cash Management Agreements and Secured Hedge Agreements will be used in part to enable the Borrower to make valuable transfers to the Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans and the issuance of the Letters of Credit and the provision of Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans and to the obligation of the Letter of Credit Issuer to issue Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests, described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary directly held by any Pledgor in the future (the “After-acquired Shares”), in each case, except to the extent excluded from the Collateral for the applicable Obligations pursuant to the last paragraph of Section 2 below, referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness described in Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Pledged Debt”);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans, the Swingline Lender to make Swingline Loans and the Letter of Credit Issuers to issue Letters of Credit for the account of the Borrower and the Restricted Subsidiaries under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Cash Management Agreements and Secured Hedge Agreements with Holdings and/or its Subsidiaries, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.            Defined Terms.

(a)          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Sections 1.2 and 1.5 of the Credit Agreement are incorporated herein by reference, mutatis mutandis. Any term used herein or in the Credit Agreement without definition that is defined in the UCC has the meaning given to it in the UCC.

(b)          “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(c)          “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.           Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a)          the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

(b)          the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)          to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

Notwithstanding the foregoing, the Collateral for the Obligations shall not include any Excluded Stock and Stock Equivalents.

3.           Security for Obligations. This Pledge Agreement secures the payment of all the Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.           Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly (and in any event (i) with respect to any certificates or instruments representing or evidencing Collateral in existence on the date hereof, on the date hereof and (ii) with respect to certificates or instruments representing or evidencing Collateral acquired after the date hereof, within 45 days of such acquisition, or such longer period as the Collateral Agent may reasonably agree) delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, subject to the First Lien Intercreditor Agreement, and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares.

5.            Representations and Warranties. Each Pledgor represents and warrants as follows:

(a)          Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Equity Interests held by such Pledgor (other than Excluded Stock and Stock Equivalents) and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Indebtedness evidenced by a promissory note or Instruments held by such Pledgor and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all (or 66% in the case of pledges of the Voting Stock of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b)          Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for Permitted Liens and the Lien created by this Pledge Agreement.

(c)          As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)          The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (with respect to Collateral consisting of the Equity Interests of Foreign Subsidiaries, to the extent the creation of such Security Interest is governed by the UCC) and, upon delivery of such Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected first priority Lien on and security interest in the Collateral (subject to Permitted Liens), securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (with respect to Collateral consisting of the Equity Interests of Foreign Subsidiaries, to the extent the creation and perfection of such Security Interest is governed by the UCC), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)          Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor (with respect to Collateral consisting of the Equity Interests of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the UCC), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.          Certification of Limited Liability Company, Limited Partnership Interests, Equity Interests in Foreign Subsidiaries and Pledged Debt.

(a)          No Pledgor shall take any action to cause any membership interest, partnership interest or other equity interest of any limited liability company or limited partnership owned or controlled by any Pledgor comprising of Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC; provided, however in the event that any Equity Interests in any Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder is represented by a certificate, the applicable Pledgor shall cause such certificate to be delivered to the Collateral Agent pursuant hereto and shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b)          Each Pledgor will comply with Section 9.12 of the Credit Agreement.

(c)          In the event that any Equity Interests in any Foreign Subsidiary pledged hereunder are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person.

7.           Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize and does hereby authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.           Voting Rights; Dividends and Distributions; Etc.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)           Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii)          The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)          Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares (other than Excluded Stock and Stock Equivalents) or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c)          Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default, subject to the terms of the First Lien Intercreditor Agreement,

(i)           all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default, subject to the terms of the First Lien Intercreditor Agreement, to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)    all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, subject to the terms of the First Lien Intercreditor Agreement, shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)    all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv)   in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request in writing, subject to the terms of the First Lien Intercreditor Agreement.

9.            Transfers and Other Liens; Additional Collateral; Etc. Subject to the terms of the First Lien Intercreditor Agreement, each Pledgor shall:

(a)          not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Pledge Agreement provided that in the event such Pledgor sells or otherwise disposes assets to a Person that is not a Credit Party as permitted by the Credit Agreement, and such assets are or include any of the Collateral, upon the request of the applicable Pledgor the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Pledge Agreement concurrently with the consummation of such sale subject to, if reasonably requested by the Collateral Agent, the Collateral Agent’s receipt of a certification by the Borrower and the applicable Pledgor stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents; and

(b)          defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Permitted Liens and the Lien created by this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.         Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable (until termination of this Pledge Agreement in accordance with Section 14) and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default (and with notice to such Pledgor), that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.         The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

12.         Remedies. Subject to the terms of the First Lien Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)          The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)          The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 11.13 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)          The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d)          All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default, shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

13.         Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements, Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement or Secured Cash Management Agreement, the Hedge Bank or Cash Management Bank party thereto) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Pledgor or any other Person or any release of the Company or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.         Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)          This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns until all the Obligations under the Credit Documents (other than, in each case, any contingent indemnity obligations not then due, any Secured Hedge Obligations or any Secured Cash Management Obligations) shall have been satisfied by payment in full, the Commitments shall be terminated and all Letters of Credit have expired or terminated and after all Letter of Credit Outstandings have been reduced to zero (or all such Letters of Credit and Letter of Credit Outstandings have been Cash Collateralized in a manner reasonably satisfactory to the applicable Letter of Credit Issuers), notwithstanding that from time to time during the term of the Credit Agreement the Credit Parties may be free from any Obligations.

(b)          Any Pledgor shall automatically be released from its obligations hereunder and the Collateral of such Pledgor shall be automatically released as it relates to the Obligations (as defined in the Credit Agreement) upon such Pledgor ceasing to be a Credit Party in accordance with Section 13.1 of the Credit Agreement.

(c)          The Collateral shall be automatically released from the Liens of this Pledge Agreement as it relates to the Obligations (as defined in the Credit Agreement) (i) to the extent provided for in Section 13.1 of the Credit Agreement and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.1 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral to a Person that is not a Credit Party permitted under the Credit Agreement shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens of this Pledge Agreement.

(d)          In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15.         Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other Person, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16.         Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of Holdings at Holdings’ address set forth in Section 13.2 of the Credit Agreement.

17.         Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18.         Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.         Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth herein or in the other Credit Documents.

20.         Amendments in Writing; No Waiver; Cumulative Remedies.

(a)          None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

(b)          Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c)          The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.         Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.         Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent.

23.         WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.         Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)          consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Borrower or any other Credit Party in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25.         GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

26.         Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of any First Lien Intercreditor Agreement. In the event of any conflict between the terms of any First Lien Intercreditor Agreement and the terms of this Pledge Agreement, the terms of such First Lien Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of any such First Lien Intercreditor Agreement.

27.         [Reserved].

28.         Enforcement Expenses; Indemnification.

(a)          Each Pledgor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of one primary counsel and one local counsel in each relevant jurisdiction) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Pledgor under this Pledge Agreement.

(b)          Each Pledgor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

(c)          Each Pledgor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Pledge Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(d)          The agreements in this Section 28 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

29.         Acknowledgments. Each party hereto hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b)          neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

30.         Additional Pledgors. Each Subsidiary that is required to become a party to this Pledge Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Subsidiary Pledgor, with the same force and effect as if originally named as a Pledgor herein, for all purposes of this Pledge Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

RBC BEARINGS INCORPORATED,
as Pledgor

By:
/s/ Daniel A. Bergeron
	Name:	Daniel A. Bergeron
	Title:	Vice President,
Chief Financial Officer and Assistant Secretary

ROLLER BEARING COMPANY OF AMERICA, INC.,
as Pledgor

By:
/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President,
Chief Financial Officer and Assistant Secretary

RBC Precision Products - Plymouth, Inc.,
Industrial Tectonics Bearings Corporation,
RBC Precision Products - Bremen, Inc.,
RBC Nice Bearings, Inc.,
RBC Lubron Bearing Systems, Inc.,
RBC Oklahoma, Inc.,
RBC Aircraft Products, Inc.,
RBC Southwest Products, Inc.,
All Power Manufacturing Co. ,
Western Precision Aero LLC,
Climax Metal Products Company,
RBC Turbine Components LLC, each as a Pledgor

By:
/s/ Thomas J. Williams
	Name:	Thomas J. Williams
	Title:	Corporate General Counsel and Secretary

[Pledge Agreement]

RBC AeroStructures LLC, as Pledgor

By:
/s/ Thomas J. Williams
	Name:	Thomas J. Williams
	Title:	Manager

Avborne Accessory Group, Inc.,
Sonic Industries, Inc.,
Sargent Aerospace & Defense, LLC, each
as Pledgor

By:
/s/ Thomas J. Williams
	Name:	Thomas J. Williams
	Title:	Assistant Treasurer and Assistant Secretary

[US Pledge Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:
/s/ Neel A. Morey
Name: Neel A. Morey
Title: Senior Vice President